Exhibit 99.1

NEWS RELEASE

SPX REPORTS SECOND QUARTER 2008 RESULTS

Revenues up 29%, Segment Income up 40%, EPS up 37%

Raises 2008 EPS Guidance Range to $6.40 to $6.60 from $6.20 to $6.40

CHARLOTTE, NC – July 30, 2008 – SPX Corporation (NYSE:SPW) today reported results for the second quarter ended June 28, 2008:

•                 Revenues increased 28.8% to $1.56 billion from $1.21 billion in the year-ago quarter.  Organic revenue growth* was 3.7%, while completed acquisitions and the impact of currency fluctuations increased reported revenues by 20.6% and 4.5%, respectively.

•                 Segment income and margins were $209.3 million and 13.4%, compared with $149.2 million and 12.4% in the year-ago quarter.

•                 Diluted net income per share from continuing operations was $1.70, compared with $1.24 in the year-ago quarter.  This increase was driven primarily by the increased segment income noted above, most notably from the company’s power and process equipment end markets.

•                 Net cash from continuing operations was $47.5 million, compared with $80.8 million in the year-ago quarter. The decline in cash flow was due primarily to working capital investments to support organic growth and the integration of the recent APV acquisition.

•                 Free cash flow from continuing operations* during the quarter was $22.0 million, compared with $63.5 million in the year-ago quarter.  The decrease was due primarily to the items noted above and increased capital expenditures in 2008 to support continued growth in the company.

Chris Kearney, Chairman, President and CEO said, “Our second quarter results marked another period of significant revenue and earnings growth for SPX.  Demand for our engineered products was strong and our segment income continued to increase. Our earnings per share of $1.70 represents a 37 percent increase over the same period in 2007 and revenue grew 29 percent.

“Based on these results and current trends, we are raising our earnings per share guidance range to $6.40 to $6.60 from the previous range of $6.20 to $6.40.  This is the second time we’ve raised our guidance range this year, and this new guidance would reflect an earnings increase of approximately 34 percent over last year,” Kearney added.

FINANCIAL HIGHLIGHTS – CONTINUING OPERATIONS

Flow Technology

Revenues for the second quarter of 2008 were $546.5 million compared to $278.1 million in the second quarter of 2007, an increase of $268.4 million, or 96.5%.  The increase was due primarily to the fourth quarter 2007 acquisition of APV, which contributed $217.1 million of revenues during the quarter. Additionally, organic revenue growth* was 14.4% in the quarter, driven primarily by strong demand in the power, oil and gas, and sanitary markets.  The impact of currency fluctuations increased revenues by 3.5% from the year-ago quarter.

Segment income was $70.1 million, or 12.8% of revenues, in the second quarter of 2008 compared to $44.5 million, or 16.0% of revenues, in the second quarter of 2007.  Segment income and margins were favorably impacted by organic growth and manufacturing efficiencies achieved from operating initiatives. Segment margins were negatively impacted by significantly lower margins at APV, more than offsetting the improvement in the remainder of the segment.

Test and Measurement

Revenues for the second quarter of 2008 were $324.2 million compared to $288.5 million in the second quarter of 2007, an increase of $35.7 million, or 12.4%.  The increase was due primarily to acquisitions completed in the second half of 2007. The impact of currency fluctuations increased reported revenues by 4.7%, offset partially by organic revenue declines* of 2.8% due primarily to reduced volumes in the North American automotive aftermarket.

Segment income was $36.9 million, or 11.4% of revenues, in the second quarter of 2008 compared to $32.6 million, or 11.3% of revenues, in the second quarter of 2007.  Segment income increased primarily due to the 2007 acquisitions and benefit of foreign currency fluctuations noted above, offset partially by declines associated with difficult conditions in the domestic automotive market and additional costs associated with investments to expand in Asia Pacific.

Thermal Equipment and Services

Revenues for the second quarter of 2008 were $409.4 million compared to $388.1 million in the second quarter of 2007, an increase of $21.3 million, or 5.5%.  The impact of currency fluctuations increased reported revenues by 7.1% from the year-ago quarter, while organic revenue* declined 1.6%. The organic revenue decline was primarily driven by timing and the uneven nature of large project business in the segment.

Segment income was $45.6 million, or 11.1% of revenues, in the second quarter of 2008 compared to $37.8 million, or 9.7% of revenues, in the second quarter of 2007.  The increase in segment income and margins was due primarily to favorable project mix and improved operating performance across the segment’s product lines. In addition, the benefit of foreign currency fluctuations noted above favorably impacted segment income in the second quarter of 2008.

Industrial Products and Services

Revenues for the second quarter of 2008 were $276.1 million compared to $253.2 million in the second quarter of 2007, an increase of $22.9 million, or 9.0%.  The increase was due primarily to organic revenue growth* of 7.8%, driven primarily by increased demand for solar and broadcast equipment, as well as hydraulic tools.  The impact of currency fluctuations increased revenues by 1.2% from the year-ago quarter.

Segment income was $56.7 million, or 20.5% of revenues, in the second quarter of 2008 compared to $34.3 million, or 13.5% of revenues, in the second quarter of 2007.  The increase in segment income and margins was driven largely by the organic growth noted above, improved pricing in power transformers, as well as manufacturing efficiencies achieved from operating initiatives across the segment.

OTHER ITEMS

Dividend:   On May 30, 2008, the Board of Directors announced a quarterly dividend of $0.25 per common share to shareholders of record on June 16, 2008.  The second quarter 2008 dividend of $0.25 per common share was paid on July 2, 2008.

Discontinued Operations:  During the first quarter of 2008, the company committed to a plan to divest its vibration test equipment product line, which was previously reported in the Test and Measurement segment. It is anticipated that a sale will be completed in 2008.

During the third quarter of 2007, the company committed to a plan to divest its air filtration product line, which was previously reported in the Flow Technology segment. This sale was completed on July 3, 2008.

The financial condition, results of operations, and cash flows of the vibration test equipment and air filtration product lines have been reported as discontinued operations in the attached condensed consolidated financial statements.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended June 28, 2008 with the Securities and Exchange Commission by August 7, 2008.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

SPX Corporation is a Fortune 500 multi-industry manufacturing leader. The company offers highly-specialized engineered solutions to solve critical problems for customers.

SPX is focused on providing solutions that support the expansion of global infrastructure, with particular emphasis on the growing worldwide demand for energy and power. Its innovative product portfolio, containing many environmentally friendly products, includes cooling systems for power plants throughout the world; custom engineered process equipment assists a variety of flow processes including food & beverage manufacturing, oil and gas exploration, distribution and refinement and power generation; handheld diagnostic tools that aid in vehicle maintenance and repair; and power transformers that regulate voltage for electrical transmission and distribution by utility companies.

SPX is headquartered in Charlotte, North Carolina and employs over 17,000 people worldwide in over 35 countries. Visit www.spx.com. (NYSE: SPW)

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2007.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Contact:

Jeremy W. Smeltser (Investors)	Jennifer H. Epstein (Media)
704-752-4478	704-752-7403
E-mail: investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007

Revenues	$1,556.2	$1,207.9	$2,948.7	$2,223.0

Costs and expenses:
Cost of products sold	1,084.1	879.7	2,064.8	1,617.7
Selling, general and administrative	298.3	215.7	596.0	435.0
Intangible amortization	6.6	4.6	13.3	8.7
Special charges, net	4.2	1.2	4.9	1.5
Operating income	163.0	106.7	269.7	160.1

Other expense, net	(3.7)	(0.2)	(1.2)	(2.0)
Interest expense	(29.3)	(15.5)	(60.4)	(32.3)
Interest income	1.9	0.7	4.2	4.1
Equity earnings in joint ventures	11.6	9.9	23.2	20.0
Income from continuing operations before income taxes	143.5	101.6	235.5	149.9
Income tax provision	(50.7)	(30.4)	(80.9)	(47.0)
Income from continuing operations	92.8	71.2	154.6	102.9

Income from discontinued operations, net of tax	1.9	0.2	4.7	4.0
Gain (loss) on disposition of discontinued operations, net of tax	0.1	(7.5)	(3.1)	(13.8)
Gain (loss) from discontinued operations	2.0	(7.3)	1.6	(9.8)

Net income	$94.8	$63.9	$156.2	$93.1

Basic income per share of common stock
Income from continuing operations	$1.75	$1.27	$2.93	$1.80
Income (loss) from discontinued operations	0.04	(0.13)	0.03	(0.17)
Net income per share	$1.79	$1.14	$2.96	$1.63

Weighted average number of common shares outstanding - basic	53.095	55.837	52.836	57.214

Diluted income per share of common stock
Income from continuing operations	$1.70	$1.24	$2.85	$1.75
Income (loss) from discontinued operations	0.04	(0.12)	0.03	(0.16)
Net income per share	$1.74	$1.12	$2.88	$1.59

Weighted average number of common shares outstanding - diluted	54.499	57.286	54.274	58.697

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	June 28,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and equivalents	$419.6	$354.1
Accounts receivable, net	1,463.7	1,281.1
Inventories, net	764.3	692.1
Other current assets	149.4	116.2
Deferred income taxes	108.7	96.5
Assets of discontinued operations	165.5	156.3
Total current assets	3,071.2	2,696.3
Property, plant and equipment
Land	37.7	37.9
Buildings and leasehold improvements	247.8	234.3
Machinery and equipment	672.5	620.2
	958.0	892.4
Accumulated depreciation	(453.0)	(410.1)
Net property, plant and equipment	505.0	482.3
Goodwill	1,991.2	1,943.9
Intangibles, net	711.9	710.2
Other assets	410.3	404.7
TOTAL ASSETS	$6,689.6	$6,237.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$706.8	$725.5
Accrued expenses	1,167.0	1,038.6
Income taxes payable	15.0	7.5
Short-term debt	305.0	255.0
Current maturities of long-term debt	78.8	78.9
Liabilities of discontinued operations	61.8	65.6
Total current liabilities	2,334.4	2,171.1

Long-term debt	1,212.5	1,234.7
Deferred and other income taxes	246.1	240.7
Other long-term liabilities	569.9	574.5
Total long-term liabilities	2,028.5	2,049.9

Minority interest	14.8	10.4
Shareholders’ equity:
Common stock	970.4	963.5
Paid-in capital	1,356.6	1,296.0
Retained earnings	2,175.3	2,045.9
Accumulated other comprehensive income	130.7	38.1
Common stock in treasury	(2,321.1)	(2,337.5)
Total shareholders’ equity	2,311.9	2,006.0
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,689.6	$6,237.4

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Six months ended
	June 28, 2008	June 30, 2007
Cash flows from (used in) operating activities:
Net income	$156.2	$93.1
Less: Income (loss) from discontinued operations, net of tax	1.6	(9.8)
Income from continuing operations	154.6	102.9
Adjustments to reconcile income from continuing operations to net cash used in operating activities
Special charges, net	4.9	1.5
Deferred and other income taxes	(22.9)	20.0
Depreciation and amortization	55.7	37.0
Pension and other employee benefits	20.7	30.5
Stock-based compensation	25.9	23.5
Other, net	17.7	13.8
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures
Accounts receivable and other	(177.7)	7.9
Inventories	(69.4)	(55.9)
Accounts payable, accrued expenses and other	43.8	(90.0)
Cash spending on restructuring actions	(10.0)	(1.5)
Net cash from continuing operations	43.3	89.7
Net cash from (used in) discontinued operations	(0.4)	44.4
Net cash from operating activities	42.9	134.1

Cash flows from (used in) investing activities:
Proceeds from asset sales and other	1.2	1.2
Capital expenditures	(46.3)	(28.2)
Net cash used in continuing operations	(45.1)	(27.0)
Net cash from (used in) discontinued operations	(2.7)	135.8
Net cash from (used in) investing activities	(47.8)	108.8

Cash flows from (used in) financing activities:
Borrowing under revolving loan facilities	592.0	40.0
Repayments under revolving loan facilities	(457.0)	(69.5)
Borrowings under trade receivable agreement	151.0	302.0
Repayments under trade receivable agreement	(221.0)	(226.0)
Net borrowings (repayments) under other financing arrangements	(38.4)	(15.6)
Purchases of common stock	—	(468.7)
Proceeds from the exercise of employee stock options and other, net	47.5	88.7
Dividends paid	(26.5)	(29.8)
Net cash from (used in) continuing operations	47.6	(378.9)
Net cash used in discontinued operations	(0.1)	(5.8)
Net cash from (used in) financing activities	47.5	(384.7)
Change in cash and equivalents due to changes in foreign exchange rates	22.9	6.3
Net change in cash and equivalents	65.5	(135.5)
Consolidated cash and equivalents, beginning of period	354.1	477.2
Consolidated cash and equivalents, end of period	$419.6	$341.7

Cash and equivalents of continuing operations	$419.6	$341.7
Cash and equivalents of discontinued operations	$—	$—

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended			Six months ended
	June 28, 2008	June 30, 2007%		June 28, 2008	June 30, 2007%
Flow Technology

Revenues	$546.5	$278.1	96.5%	$1,050.5	$528.8	98.7%
Gross profit	177.4	94.7		326.0	181.0
Selling, general and administrative expense	104.2	48.8		203.8	96.5
Intangible amortization expense	3.1	1.4		6.1	2.3
Segment income	$70.1	$44.5	57.5%	$116.1	$82.2	41.2%
as a percent of revenues	12.8%	16.0%		11.1%	15.5%

Test and Measurement

Revenues	$324.2	$288.5	12.4%	$598.9	$528.6	13.3%
Gross profit	95.8	84.2		181.7	158.2
Selling, general and administrative expense	56.9	50.2		116.4	99.1
Intangible amortization expense	2.0	1.4		4.0	2.7
Segment income	$36.9	$32.6	13.2%	$61.3	$56.4	8.7%
as a percent of revenues	11.4%	11.3%		10.2%	10.7%

Thermal Equipment and Services

Revenues	$409.4	$388.1	5.5%	$756.2	$700.8	7.9%
Gross profit	105.4	85.6		195.3	149.2
Selling, general and administrative expense	58.4	46.2		110.4	92.1
Intangible amortization expense	1.4	1.6		2.9	3.2
Segment income	$45.6	$37.8	20.6%	$82.0	$53.9	52.1%
as a percent of revenues	11.1%	9.7%		10.8%	7.7%

Industrial Products and Services

Revenues	$276.1	$253.2	9.0%	$543.1	$464.8	16.8%
Gross profit	95.7	67.8		185.6	124.9
Selling, general and administrative expense	38.9	33.3		74.3	64.1
Intangible amortization expense	0.1	0.2		0.3	0.5
Segment income	$56.7	$34.3	65.3%	$111.0	$60.3	84.1%
as a percent of revenues	20.5%	13.5%		20.4%	13.0%

Total segment income	$209.3	$149.2		$370.4	$252.8
Corporate expenses	24.7	20.9		54.9	46.3
Pension and postretirement expense	7.6	10.7		15.0	21.4
Stock-based compensation expense	9.8	9.7		25.9	23.5
Special charges, net	4.2	1.2		4.9	1.5
Consolidated Operating Income	$163.0	$106.7	52.8%	$269.7	$160.1	68.5%

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE GROWTH RECONCILIATION

(Unaudited)

	Three Months ended June 28, 2008
	Net Revenue		Foreign	Organic Revenue
	Growth	Acquisitions, net	Currency	Growth (Decline)

Flow Technology	96.5%	78.6%	3.5%	14.4%

Test and Measurement	12.4%	10.5%	4.7%	(2.8)%

Thermal Equipment and Services	5.5%	—%	7.1%	(1.6)%

Industrial Products and Services	9.0%	—%	1.2%	7.8%

Consolidated	28.8%	20.6%	4.5%	3.7%

	Six Months ended June 28, 2008
	Net Revenue		Foreign	Organic Revenue
	Growth	Acquisitions, net	Currency	Growth (Decline)

Flow Technology	98.7%	84.5%	4.3%	9.9%

Test and Measurement	13.3%	11.7%	4.6%	(3.0)%

Thermal Equipment and Services	7.9%	—%	6.7%	1.2%

Industrial Products and Services	16.8%	—%	1.2%	15.6%

Consolidated	32.6%	22.9%	4.5%	5.2%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

	Three months ended		Six months ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007

Net cash from continuing operations	$47.5	$80.8	$43.3	$89.7

Capital expenditures - continuing operations	(25.5)	(17.3)	(46.3)	(28.2)

Free cash flow from (used in) continuing operations	$22.0	$63.5	$(3.0)	$61.5

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Six months ended
June 28, 2008

Beginning cash	$354.1

Operational cash flow	43.3
Capital expenditures	(46.3)
Proceeds from asset sales and other	1.2
Borrowings under revolving loan facilities	592.0
Repayments under revolving loan facilities	(457.0)
Net repayments under other financing arrangements	(38.4)
Net repayments under trade receivable agreement	(70.0)
Proceeds from the exercise of employee stock options and other	47.5
Dividends paid	(26.5)
Cash used in discontinued operations	(3.2)
Change in cash due to change in foreign exchange rates	22.9

Ending cash	$419.6

	Debt at				Debt at
	12/31/2007	Borrowings	Repayments	Other	6/28/2008

Term loan	$750.0	$—	$(18.8)	$—	$731.2
Domestic revolving loan facility	115.0	492.0	(457.0)	—	150.0
Global revolving loan facility	—	100.0	—	—	100.0
7.625% senior notes	500.0	—	—	—	500.0
7.50% senior notes	28.2	—	—	—	28.2
6.25% senior notes	21.3	—	—	—	21.3
Trade receivables financing arrangement	70.0	151.0	(221.0)	—	—
Other indebtedness	84.1	—	(19.6)	1.1	65.6

Totals	$1,568.6	$743.0	$(716.4)	$1.1	$1,596.3